Exhibit 99.1

Name and Address of Reporting Person:	Leslie H. Wexner

c/o Limited Brands, Inc.

Three Limited Parkway

Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	11/2/2009

Title of Security	Amount of Securities Beneficially Owned Following Reported Transaction(s)	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership

Common Stock	20,229,969	D/I (2)	(2)

Common Stock	3,517,805	D/I (1)	(1)

Common Stock	126,501	I (4)	Whitebarn GRAT

Common Stock	5,000,000	I (4)	Dogwood Trust

Common Stock	2,202,953	I (3)	Acorn Trust

Common Stock	5,000,000	I (3)	Cyprus Trust

Common Stock	4,892,608	I (3)	Wexner Personal Holdings Corporation

Common Stock	5,571,601	I (3)	R.H.R.E.I. Trust

Common Stock	3,834,399	I (3)	Trust 400

Common Stock	3,300,568	I (3)	Trust 600

Common Stock	168,561	I (3)	The Concierge Trust

Common Stock	72,649	I (3)	Issue Trust

Common Stock	1,346,725 (5)	I (3)	Held in Limited Brands, Inc. Savings and Retirement Plan for Leslie H. Wexner’s account

See Notes on next page.

Name and Address of Reporting Person:	Leslie H. Wexner

c/o Limited Brands, Inc.

Three Limited Parkway

Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	11/2/2009

Notes:

(1)	Owned by Abigail S. Wexner (“Mrs. Wexner”) directly. Owned by Leslie H. Wexner (“Mr. Wexner”) indirectly, through Mrs. Wexner.

(2)	Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3)	Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4)	Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5)	Based on account balance as of October 31, 2009. The Savings and Retirement Plan is a “qualified plan” within the meaning of Rule 16b-3.

Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

Joint Filer Information

Name of Joint Filer:	Abigail S. Wexner

Address of Joint Filer:	c/o Limited Brands, Inc.

Three Limited Parkway

Columbus, OH 43216

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	11/2/2009

Designated Filer:	Leslie H. Wexner

Signature:

/s/ Abigail S. Wexner

Abigail S. Wexner

November 4, 2009

Date

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